Exhibit 21


       SUBSIDIARIES OF CFI PROSERVICES, INC., dba CONCENTREX INCORPORATED


                Name of Subsidary and                Percentage of Securities
           Jurisdiction in Which Organized             by Immediate Parent

           ULTRADATA Corporation (Delaware)                     100%
           MECA Software, L.L.C. (Delaware)                      99%
           MoneyScape Holdings, Inc. (Oregon)                   100%


                                                       II-13